As filed with the Securities and Exchange Commission on December 24, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KAR AUCTION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8744739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of Principal Executive Offices)	(Zip Code)

KAR Auction Services, Inc. Conversion Option Plan

KAR Auction Services, Inc. Stock Incentive Plan

KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan

KAR Auction Services, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Rebecca C. Polak, Esq.

Executive Vice President and General Counsel

KAR Auction Services, Inc.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Name and address of agent for service)

(317) 815-9135

(Telephone number, including area code, of agent for service)

Copy to:

Gregory A. Fernicola, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

(212) 735-3000

Facsimile: (212) 735-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share, to be issued under the KAR Auction Services, Inc. Conversion Option Plan	2,110,816	$4.98	(2)	$10,515,736	$750

Common stock, par value $0.01 per share, to be issued under the KAR Auction Services, Inc. Stock Incentive Plan	7,098,509	$10.57	(3)	$75,031,240	$5,350

Common stock, par value $0.01 per share, to be issued under the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan	6,492,683	$12.60	(4)	$81,807,806	$5,833

Common stock, par value $0.01 per share, to be issued under the KAR Auction Services, Inc. Employee Stock Purchase Plan	1,000,000	$12.60	(5)	$12,600,000	$898

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the Plans (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of common stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $4.98 per share represents the weighted average exercise price for outstanding options as of December 17, 2009.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $10.57 per share represents the weighted average exercise price for outstanding options as of December 17, 2009.

(4)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $12.60 per share represents the average of the high and low prices reported for the underlying securities as of December 17, 2009.

(5)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $12.60 per share represents the average of the high and low prices reported for the underlying securities as of December 17, 2009.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent and delivered to participants in the KAR Auction Services, Inc. Conversion Option Plan, the KAR Auction Services, Inc. Stock Incentive Plan, the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan and the KAR Auction Services Employee Stock Purchase Plan (together, the “Plans”) as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a) The Company’s prospectus, dated December 10, 2009, filed with the SEC on December 14, 2009 pursuant to Rule 424(b) under the Securities Act, in connection with the Company’s registration statement on Form S-1, as amended (File No. 333-161907) that contains audited financial statements of KAR Auction Services, Inc. and its subsidiaries for the year ended December 31, 2008; and

(b) The description of the common stock, par value $0.01 per share, contained in the registration statement on Form 8-A (File No. 001-34568) filed with the SEC on December 2, 2009 to register such securities under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete copy of the General Corporation Law of the State of Delaware, or DGCL, and the Company’s amended and restated certificate of incorporation and amended and restated bylaws.

Section 145 of the Delaware General Corporation Law, or the DGCL, grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our amended and restated bylaws provide for indemnification of the directors and officers, so long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his or her conduct was unlawful. The corporation may also indemnify its other employees and agents to the same extent that it indemnifies its officers and directors, unless otherwise determined by its board of directors. The corporation must advance expenses (including attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding so as long as the directors or officers undertake to repay the funds if they are ultimately determined not to be entitled to indemnification. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of the directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be hereafter amended.

The Company believes these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Company also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Company’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may be harmed to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement on Form S-1, filed with the SEC on December 10, 2009).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registration Statement on Form S-1, filed with the SEC on December 10, 2009).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	KAR Auction Services, Inc. Stock Incentive Plan.

10.2	KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan.

10.3	KAR Auction Services, Inc. 2009 Employee Stock Purchase Plan.

10.4	KAR Auction Services, Inc. Conversion Option Plan (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-1, filed with the SEC on June 17, 2009).

10.5	Form of Conversion Stock Option Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek, Scott P. Pettit, John Kett, John Nordin and Sidney Kerley (incorporated by reference to Exhibit 10.10 to Amendment No. 4 to the Registration Statement on Form S-1, filed with the SEC on December 4, 2009).

10.6	Form of Amendment to Conversion Stock Option Agreement, dated October 30, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit (incorporated by reference to Exhibit 10.31 to Amendment No. 4 to the Registration Statement of Form S-1, filed with the SEC on December 4, 2009).

10.7	Form of Amendment to Conversion Stock Option Agreement, dated February 19, 2009, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit (incorporated by reference to Exhibit 10.10 to the Registration Statement of Form S-4, filed with the SEC on January 25, 2008).

10.8	Form of Rollover Stock Option Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and certain executive officers and employees of IAAI (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 , filed with the SEC on January 25, 2008).

10.9	Form of Conversion Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and certain executive officers and employees of IAAI (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4, filed with the SEC on January 25, 2008).

10.10	Form of Nonqualified Stock Option Agreement of KAR Holdings, Inc. pursuant to the 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4, filed with the SEC on January 25, 2008).

10.11	Form of Restricted Share Agreement pursuant to the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (incorporated by reference to Exhibit 10.66 to Amendment No. 4 to the Registration Statement on Form S-1, filed with the SEC on December 4, 2009).

10.12	Form of Nonqualified Stock Option Agreement of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) pursuant to the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (incorporated by reference to Exhibit 10.65 to Amendment No. 4 to the Registration Statement on Form S-1, filed with the SEC on December 4, 2009).

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carmel, State of Indiana, on this 23rd day of December, 2009.

KAR AUCTION SERVICES, INC.

By:   /s/  Eric M. Loughmiller

Name: Eric M. Loughmiller

Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric M. Loughmiller, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ James P. Hallett James P. Hallett	Chief Executive Officer (Principal Executive Officer)	December 23, 2009

/s/ Eric M. Loughmiller Eric M. Loughmiller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2009

/s/ David J. Ament David J. Ament	Director	December 23, 2009

/s/ Thomas J. Carella Thomas J. Carella	Director	December 23, 2009

/s/ Brian T. Clingen Brian T. Clingen	Chairman of the Board	December 23, 2009

/s/ Robert M. Finlayson Robert M. Finlayson	Director	December 23, 2009

/s/ Peter R. Formanek Peter R. Formanek	Director	December 23, 2009

Signature	Title	Date

/s/ Michael B. Goldberg Michael B. Goldberg	Director	December 23, 2009

/s/ Peter H. Kamin Peter H. Kamin	Director	December 23, 2009

/s/ Sanjeev Mehra Sanjeev Mehra	Director	December 23, 2009

/s/ Church M. Moore Church M. Moore	Director	December 23, 2009

/s/ Thomas C. O’Brien Thomas C. O’Brien	Director	December 23, 2009

/s/ Gregory P. Spivy Gregory P. Spivy	Director	December 23, 2009

/s/ Jonathan P. Ward Jonathan P. Ward	Director	December 23, 2009

INDEX OF EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement on Form S-1, filed with the SEC on December 10, 2009).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 5 to the Registration Statement on Form S-1, filed with the SEC on December 10, 2009).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	KAR Auction Services, Inc. Stock Incentive Plan.

10.2	KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan.

10.3	KAR Auction Services, Inc. 2009 Employee Stock Purchase Plan.

10.4	KAR Auction Services, Inc. Conversion Option Plan (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-1, filed with the SEC on June 17, 2009).

10.5	Form of Conversion Stock Option Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek, Scott P. Pettit, John Kett, John Nordin and Sidney Kerley (incorporated by reference to Exhibit 10.10 to Amendment No. 4 to the Registration Statement on Form S-1, filed with the SEC on December 4, 2009).

10.6	Form of Amendment to Conversion Stock Option Agreement, dated October 30, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit (incorporated by reference to Exhibit 10.11 to the Registration Statement of Form S-4, filed with the SEC on January 25, 2008).

10.7	Form of Amendment to Conversion Stock Option Agreement, dated February 19, 2009, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and each of Thomas C. O’Brien, David R. Montgomery, Donald J. Hermanek and Scott P. Pettit (incorporated by reference to Exhibit 10.31 to Amendment No. 4 to the Registration Statement of Form S-1, filed with the SEC on December 4, 2009).

10.8	Form of Rollover Stock Option Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and certain executive officers and employees of IAAI (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4, filed with the SEC on January 25, 2008).

10.9	Form of Conversion Agreement, dated April 20, 2007, between KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) and certain executive officers and employees of IAAI (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4, filed with the SEC on January 25, 2008).

10.10	Form of Nonqualified Stock Option Agreement of KAR Holdings, Inc. pursuant to the 2007 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 , filed with the SEC on January 25, 2008).

10.11	Form of Restricted Share Agreement pursuant to the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (incorporated by reference to Exhibit 10.66 to Amendment No. 4 to the Registration Statement on Form S-1, filed with the SEC on December 4, 2009).

10.12	Form of Nonqualified Stock Option Agreement of KAR Auction Services, Inc. (formerly KAR Holdings, Inc.) pursuant to the KAR Auction Services, Inc. 2009 Omnibus Stock and Incentive Plan (incorporated by reference to Exhibit 10.65 to Amendment No. 4 to the Registration Statement on Form S-1, filed with the SEC on December 4, 2009).

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).